EXHIBIT 10.25


                            CONFIDENTIALITY AGREEMENT



     In   consideration   for   and   as  a   result   of  the   disclosure   to
you-_________________,    of    _____________________________   by   Sportsprize
Entertainment Inc. referred to herein as the ("Sportsprize") of certain confidential and proprietary information relating to Software/Programs and concept (collectively the "Property") you acknowledge the confidential and proprietary nature of such information and agree with the Discloser to hold and keep the same confidential as provided in this letter agreement.

     As used herein, the term "Evaluation Material" refers to all information that has been or may hereafter be provided to you by the Discloser concerning the Property, including without limitation financial, business plan, engineering, technical, design, title, evaluation, manufacturing, equipment, supplier, customer, and other information, irrespective of the form of the communication.

     You agree with the Discloser to exercise all reasonable steps to safeguard the confidentiality of the Evaluation Material and not to disclose any part of it or any information derived therefrom to any third person except to such limited number of your employees and advisors as (i) may require access to the Evaluation Material for the sole purpose of assisting you in evaluating a possible transaction with the Discloser concerning the Property and (ii) agree in writing with the Discloser to preserve the confidentiality of such Evaluation Material and to observe the other provisions hereof to the same extent as you agree herein. You agree with the Discloser that you will not copy or permit any of your outside agents, consultants or advisors to copy any of the Evaluation material without the prior written approval of the Discloser. Promptly upon the completion of your review of the information or upon the request of the Discloser, but in no event later than 60 days from the date hereof, you will return to the Discloser all Evaluation Material previously furnished to you, together with all copies of any of the same made by you or any of your employees or agents. Within such time period you will also destroy all notes, memoranda, reports, and documents generated by you, your employees or agents




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related to the Evaluation material and/or any meetings or discussions concerning same and confirm such destruction in writing to the Discloser.

You acknowledge that the Evaluation material is being furnished to you solely to assist you in evaluating a possible transaction with the discloser related to the Property, and you agree with the Discloser that you will not use that Evaluation Material or any information derived therefrom for any other purpose.

the term "Evaluation  Material" does not include any information,  if any, which
(i) becomes generally available to the public other than as a result of a disclosure by you or by other persons, including your employees and agents, to whom you have disclosed such information; (ii) was available to you on a non-confidential basis prior to its disclosure to you by the Discloser, provided that such prior disclosure and its non-confidential status are evidenced in writing; or (iii) becomes available to you on a non-confidential basis from a person other than the Discloser, provided that, such person is lawfully in possession of the information and it is obtained from that person not in violation of any contractual, legal or fiduciary obligations to the Discloser.

You agree with the Discloser to be responsible for enforcing the confidentiality of the Evaluation material and you agree to take such action as may be necessary to prevent any disclosure by any of your agents or employees. You further acknowledge that the Discloser shall be entitled to equitable relief by way of injunction if you breach or threaten to breach any of the provisions of this letter agreement. You agree to indemnify and save harmless the Discloser for any and all loss, costs or damages which the Discloser may suffer as a result of a breach by you of a term of this letter agreement.

You agree with the Discloser that neither you nor any of your employees or agents, will, without the prior written consent of the Discloser, disclose to any other person the fact that you are evaluating a possible transaction with the Discloser relative to the Property.

You acknowledge and agree that neither this letter agreement nor the disclosure of the Evaluation Material to you nor any discussions or negotiations with you concerning the Property


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and  your  possible  participation  therein  will  prevent  the  Discloser  from negotiating with and entering into one or more agreements with others with respect to the Property and that the Discloser shall be free to do so without liability or obligation to you.

The Discloser makes no representation nor warranty as to the accuracy or completeness of the Evaluation material and you agree that neither the Discloser or any of its employees or agents shall have any liability to you or any of your agents or employees resulting from your reliance on the accuracy or completeness of the Evaluation Materials.

The letter agreement will enure to the benefit of and be binding upon the Discloser and you and our respective successors, executors, legal representatives and assigns. This letter agreement may not be assigned by you. This letter agreement is governed by and construed in accordance with the laws of the Province of British Columbia, Canada. You covenant and agree to enter into such further agreements or transfer documents and to do such other things as may be reasonably required in order to fully record and perfect the matters provided for in this agreement.

If you are in agreement with the foregoing, please sign and return one copy of this letter to the Discloser which will constitute your agreement with the Disclosure with respect to the subject matter of this agreement.
Yours truly,

Jeffrey D Paquin, President
Sportsprize Entertainment Inc.




By: -----------------------------------
    (Authorized Signatory)

Title: --------------------------------

BY: -----------------------------------

Title: --------------------------------